UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2009

TOWER BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania

(State or other jurisdiction of incorporation)

001-34277	25-1445946
(Commission file number)	(IRS employer ID)

112 Market Street, Harrisburg, Pennsylvania	17101
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code – (717) 231-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement.

On August 28, 2009, Tower Bancorp, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Raymond James & Associates, Inc., as representative of the underwriters named therein (the “Underwriters”). Pursuant to the Underwriting Agreement, the Company will issue and sell to the Underwriters 1,869,159 shares of the Company’s common stock, no par value per share (the “Common Stock”), and certain directors and officers of the Company who are also party to the Underwriting Agreement will sell to the Underwriters 99,350 additional shares of Common Stock. The public offering price of the Common Stock is $26.75 per share. The Company has also granted the Underwriters a 30-day option to purchase up to 280,374 additional shares to cover over-allotments, if any.

The Underwriting Agreement contains customary representations, warranties, and covenants that are valid as among the parties and as of the date of entering into the Underwriting Agreement, and are not factual information to investors about the Company. The Company expects to close the sale of Common Stock on September 2, 2009, subject to customary closing conditions.

The shares of Common Stock were registered under the Securities Act of 1933, as amended, pursuant to a shelf registration statement filed with the Securities and Exchange Commission on Form S-3 (File No. 333-161272) (the “Registration Statement”). The offer and sale of the Common Stock is being made under the Company’s prospectus, dated August 17, 2009, constituting a part of the Registration Statement, as supplemented by a preliminary prospectus supplement dated August 20, 2009 and a final prospectus supplement dated August 28, 2009.

Pursuant to the Underwriting Agreement, the directors and executive officers of the Company entered into agreements substantially in the form included in the Underwriting Agreement providing for a 90-day “lock-up” period pursuant to which they agreed, subject to certain exceptions, not to: (i) offer, sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of or take any other action, whether through derivative contracts, options or otherwise to reduce their financial risk of holding any of our securities, or any securities convertible into or exercisable or exchangeable for, or any rights to purchase or otherwise acquire, any securities held by such person, over which such person has or exercises sole or shared voting power or dispositive power, without the prior written consent of Raymond James & Associates, Inc.; or (ii) exercise or seek to exercise or effectuate in any manner any rights of any nature that the person has or may have hereafter to require us to register under the Securities Act of 1933, as amended (the “Act”), the sale, transfer or other disposition of any of the securities held by such person, or to otherwise participate as a selling securityholder in any manner in any registration by us under the Act.

Through its affiliate, Raymond James Financial Services, Inc., Raymond James & Associates, Inc. has agreed to pay a portion of its underwriting discount to DDMP Investment Advisors, Inc. (“DDMP Advisors”) as a finder’s fee. DDMP Advisors owns an 80% interest in DDMP, in which Graystone Tower Bank maintains a 20% interest. Principals of DDMP Advisors are registered representatives of Raymond James Financial Services, Inc.

In connection with the issuance and sale of the Common Stock, the following exhibits are filed with this Current Report on Form 8-K and are incorporated by reference into the Registration Statement: (i) the Underwriting Agreement (Exhibit 1.1), (ii) the opinion of Rhoads & Sinon LLP as to the legality of the shares of Common Stock (Exhibit 5.1), (iii) the consent of Rhoads & Sinon LLP (Exhibit 23.1), and (iv) certain information relating to Part II, Item 14. “Other Expenses of Issuance and Distribution” of the Registration Statement (Exhibit 99.2).

Item 8.01	Other Events.

On August 28, 2009, the Company issued a press release announcing the pricing of the Common Stock referenced in Item 1.01 above. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 28, 2009, among Tower Bancorp, Inc., the Selling Securityholders named therein and Raymond James & Associates, Inc., as representative of the underwriters.

5.1	Opinion of Rhoads & Sinon LLP regarding the legality of the securities offered.

23.1	Consent of Rhoads & Sinon LLP (included in Exhibit 5.1).

99.1	Press Release dated August 28, 2009.

99.2	Information relating to Part II, Item 14. “Other Expenses of Issuance and Distribution” of the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TOWER BANCORP, INC.
(Registrant)

Date: August 28, 2009	By:	/s/ Andrew S. Samuel
Andrew S. Samuel
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 28, 2009, among Tower Bancorp, Inc., the Selling Securityholders named therein and Raymond James & Associates, Inc., as representative of the underwriters.

5.1	Opinion of Rhoads & Sinon LLP regarding the legality of the securities offered.

23.1	Consent of Rhoads & Sinon LLP (included in Exhibit 5.1).

99.1	Press Release dated August 28, 2009.

99.2	Information relating to Part II, Item 14. “Other Expenses of Issuance and Distribution” of the Registration Statement.